Exhibit 3.91

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “OHI ASSET (CO), LLC”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF MARCH, A.D. 2006, AT 8:54 O’CLOCK A.M.

		/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

4120923 8100	AUTHENTICATION:	4571233

060220679	DATE: 03-07-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:54 AM 03/07/2006
FILED 08:54 AM 03/07/2006
SRV 060220679 - 4120923 FILE

CERTIFICATE OF FORMATION
OF
OHI ASSET (CO), LLC

          This Certificate of Formation of OHI ASSET (CO), LLC, dated as of March 7, 2006, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del.C. §§ 18-101, et seq.)

          FIRST. The name of the limited liability company formed hereby is OHI ASSET (CO), LLC.

          SECOND. The address of its registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark E. Derwent
Mark E. Derwent
Authorized Person